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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (Nos. 333-169517, 333-168644 and 333-152311) on Form S-3, and Registration Statements (Nos. 333-168039, 333-144878 and 333-138704) on Form S-8 of Kodiak Oil & Gas Corp. of our reports dated March 3, 2011 relating to our audit of the consolidated financial statements and internal control over financial reporting appearing in this Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2010.

/s/ HEIN & ASSOCIATES LLP

HEIN & Associates LLP

Denver, Colorado
March 3, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM